Confidential portions of this exhibit have been omitted because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. The redacted terms have been marked at the appropriate place with “[XXX]”.

Execution Version

Share Pledge Agreement
dated as of May 31, 2024 by and between

Li-Cycle Holdings Corp. 207 Queens Quay West, Suite 590 Toronto, Ontario M5J 1A7 Canada	(the Pledgor)

and

the Secured Parties (as defined below)	(the Pledgees)

represented by

407147/16203899v9

Share Pledge Agreement

Glencore Canada Corporation
100 King Street West, Suite 6900
Toronto, ON, M5X 1E3
Canada
in its capacity as Collateral Agent under the Note Purchase Agreement (as defined herein), and acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name and on behalf of each of the other Pledgees as their direct representative (direkter Stellvertreter)
(the Collateral Agent)

regarding the pledge of the shares in Li-Cycle Europe AG

Table of Contents
1.    Definitions and References    5
1.1    Definitions    5
1.2    References    7
1.3    Conflicts with other Agreements    7
2.    Pledge    7
2.1    Object of Pledge    7
2.2    Secured Obligations    7
2.3    Perfection of the Pledge on Existing Shares    8
3.    Perfection of the Pledge on Future Shares    8
4.    Shareholder Rights    8
4.1    Subscription Rights    8
4.2    Dividends    8
4.3    Voting Rights    9
5.    Representations and Warranties    9
6.    Undertakings    10
7.    Enforcement of Pledge    11

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8.    Application of Proceeds    12
9.    Waiver of Legal Subrogation and Non-Accessory Security Rights    12
10.    Release of Pledge    13
11.    Role of Collateral Agent    13
12.    Reinstatement    13
13.    Duration; Independence    14
14.    General Provisions    14
14.1    No Waiver    14
14.2    Notices    14
14.3    Entire Agreement    15
14.4    Amendments and Waivers    15
14.5    Transfer of Rights and Obligations    15
14.6    Severability    16
15.    Governing Law and Jurisdiction    16
15.1    Governing Law    16
15.2    Place of Jurisdiction    16
Annex 1- Details of Existing Shares    19

This share pledge agreement (the Agreement) is made as of the date hereof, by and between:
(a)Li-Cycle Holdings Corp., a corporation incorporated and organized under the laws of the Province of Ontario, with registered office at 207 Queens Quay West, Suite 590, Toronto, Ontario M5J 1A7, Canada, as pledgor (the Pledgor); and
(b)the Secured Parties as pledgees (the Pledgees), represented by:
Glencore Canada Corporation, a corporation incorporated and organized under the laws of the Province of Ontario, Canada, with registered office at 100 King Street West, Suite 6900, Toronto, ON, M5X 1E3, Canada, acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name and on behalf of each of the other Pledgees as their direct representative (direkter Stellvertreter) (the Collateral Agent, and together with the Pledgor and the Pledgees, the Parties, and each individually a Party).
Whereas
A.Li-Cycle Holdings Corp. (the Issuer) has entered into an amended and restated note purchase agreement with Glencore Ltd. and the Collateral Agent, dated as of March 25, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the

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Note Purchase Agreement), pursuant to which the Issuer has agreed to issue and sell to the Collateral Agent a senior secured convertible note in a principal amount of $75,000,000 maturing on the fifth anniversary of the date of issuance of such senior secured convertible note (the Note).
B.In order to satisfy certain conditions subsequent of the Note Purchase Agreement and in order to provide security for each of the Pledgees, the Pledgor wishes to pledge as security for the Secured Obligations (as defined below) the Pledged Assets (as defined below).
C.The Pledgor owns all shares in Li-Cycle Europe AG (the Company), a company incorporated under the laws of Switzerland, under registration number CHE-276.781.098, having its registered office at Neuhofstrasse 6, 6340 Baar, Switzerland.
D.As of the date hereof, the Company has an issued share capital of CHF 100,000, divided into 100,000 registered shares with a par value of CHF 1.00 each.
E.The Collateral Agent has been duly appointed under section 9 of the Note Purchase Agreement to act as Collateral Agent and shall act in the name and on behalf of the Pledgees in the execution, delivery and performance of this Agreement and shall exercise the rights of the Pledgees arising hereunder as their direct representative (direkter Stellvertreter).
Now, therefore, the Parties agree as follows:
1.Definitions and References
1.Definitions
Unless defined otherwise herein and except to the extent that the context requires otherwise, capitalized terms used in this Agreement shall have the meanings assigned to them in the Note or the Note Purchase Agreement (as appropriate).
Adverse Effect means any effect or a sequence of effects which materially and adversely affect (i) the validity or enforceability of the Pledge or (ii) the rights and claims of the Collateral Agent or the other Pledgees under this Agreement.
Agreement means this share pledge agreement.
Business Day means a Business Day as defined in the Note, provided that Business Day shall only include any such day commercial banks in Zurich are open for normal business transactions.
CC means the Swiss Civil Code (Schweizerisches Zivilgesetzbuch, ZGB) of December 10, 1907, as amended from time to time (SR 210).
Certificate means the certificate representing the Existing Shares as specified in Annex 1.

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Clause means any clause of this Agreement.
CO means the Swiss Code of Obligations (Schweizerisches Obligationenrecht, OR) of March 30, 1911, as amended from time to time (SR 220).
Collateral Agent has the meaning set forth in the introductory paragraph of this Agreement.
Canadian Pledge Agreement means the Canadian Pledge Agreement dated as of March 25, 2024 made by, among others, the Pledgor in favor of the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.
Canadian Security Agreement means the Canadian General Security Agreement dated as of March 25, 2024 made by, among others, the Pledgor in favor of the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.
Canadian Security Documents means the Canadian Pledge Agreement and the Canadian Security Agreement.
Company has the meaning set forth in Whereas Clause C.
DEBA means the Swiss Federal Debt Enforcement and Bankruptcy Act (Bundesgesetz über Schuldbetreibung und Konkurs, SchKG) of April 11, 1889, as amended from time to time (SR 281.1).
Dividends means dividends, repayments of statutory capital reserves or other distributions relating to the Shares either in cash or in kind, including in the form of additional shares or Participation Rights or any other form.
Event of Default means any of the events described as "Events of Default" in the Note.
Finance Documents has the meaning given to it in the Note.
Existing Shares means all fully paid 100,000 registered shares of the Company, each with a par value of CHF 1.00, held by the Pledgor as of the date of this Agreement.
FISA means the Swiss Federal Act on Intermediated Securities (Bucheffektengesetz, BEG) of October 3, 2008, as amended from time to time (SR 957.1).
Future Shares means any shares or Participation Rights issued in addition to the Existing Shares by the Company in whatever nominal value, which the Pledgor receives in whatsoever manner subsequent to the date of this Agreement.
Note has the meaning set forth in Whereas Clause A.
Note Purchase Agreement has the meaning set forth in Whereas Clause A.
Parallel Debt has the meaning given to it in the Note Purchase Agreement.

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Participation Rights means participation rights (Partizipationsscheine) within the meaning of articles 656a et seq. CO and profit sharing certificates (Genussscheine) within the meaning of article 657 CO.
Parties or Party has the meaning set forth in the introductory paragraph of this Agreement.
Pledge has the meaning set forth in Clause 2.1.
Pledged Assets means collectively the Shares and the Related Rights.
Pledgees has the meaning in the introductory paragraph of this Agreement.
Pledgor has the meaning set forth in the introductory paragraph of this Agreement.
Related Rights means all moneys payable and any and all other accessory or other rights, benefits and proceeds (to the extent their assignability is not precluded by mandatory law) in respect of, or derived from, the Shares, whether present or future and whether by way of capital reduction, redemption, substitution, conversion or otherwise, including Subscription Rights, Dividends, liquidation proceeds upon liquidation of the Company, and Voting Rights.
Secured Obligations has the meaning given to the term "Obligations" in the Note.
Secured Parties has the meaning assigned to it in the Note Purchase Agreement.
Shares means any Existing Shares and any Future Shares owned by the Pledgor from time to time.
Subscription Rights means the Pledgor's preemptive rights (Bezugsrechte) and the advance subscription rights (Vorwegzeichnungsrechte) in connection with the issuance of Future Shares, or the creation of authorized or conditional share capital by the Company.
Voting Rights means the voting rights and any other non-monetary participation rights in relation to the Shares.
2.References
References to any agreement or document shall be construed as references to such agreements or documents as amended, novated, supplemented, extended or restated from time to time.
3.Conflicts with other Agreements
Notwithstanding anything herein to the contrary, the security interest granted to the Pledgees pursuant to this Agreement and the exercise of any right or remedy by the Pledgees with respect to the Pledged Assets hereunder (including any representation and any undertaking) are subject to the provisions of the Note, the Note Purchase Agreement and the Intercreditor Agreement, as applicable. In the event of any conflict or inconsistency between the terms of the Note, the Note Purchase Agreement and the Intercreditor Agreement, as applicable, and the

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terms of this Agreement, the terms of the Note, the Note Purchase Agreement and the Intercreditor Agreement, as applicable, shall prevail and override anything in this Agreement to the contrary, save if and to the extent that the application of any such terms would affect the validity, ranking, priority or enforceability of the Pledge created under this Agreement.
2.Pledge
1.Object of Pledge
(a)The Pledgor hereby agrees to pledge and hereby unconditionally pledges the Pledged Assets pursuant to articles 899 et seq. CC to each of the Pledgees (each of them individually represented by the Collateral Agent, acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name of and on behalf of the other Pledgees as a first ranking continuing pledge (i.e., each of the Pledgees' pledge being equally in the first rank)) (the Pledge), effective as of the date hereof, as security for the Secured Obligations.
(b)The Collateral Agent hereby accepts the Pledge as Pledgee in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name of and on behalf of the other Pledgees.
2.Secured Obligations
The Pledge shall serve as a first ranking and continuing security for the prompt and complete payment, discharge and performance of any and all Secured Obligations, irrespective of (i) any intermediate discharge of any but not all of the Secured Obligations, (ii) any intermediate payment or increase of the amount of all or any part of the Secured Obligations, (iii) any transfer of rights and obligations by novation or otherwise from one Pledgee to another Pledgee under the Finance Documents and (iv) any change, amendment or supplement whatsoever in the Finance Documents unless and until the security is released in full by the Collateral Agent in accordance with the terms of this Agreement.
3.Perfection of the Pledge on Existing Shares
The Pledge over the Existing Shares shall be perfected on the day of the execution of this Agreement by transfer and delivery to the Collateral Agent (or to a third party on its behalf) of the original of the Certificate, duly endorsed in blank.
3.Perfection of the Pledge on Future Shares
(a)The Pledgor undertakes to cause the Company to issue any Future Shares in certificated form and to transfer (or to procure the transfer of) all original certificates representing such Future Shares duly endorsed in blank to the Pledgees (represented by the Collateral Agent) promptly upon, but in any case no later than 10 (ten) Business Days after, receipt by the Pledgor of such certificates. The Pledgor further undertakes to procure the entry of the Pledge into the share register (Aktienbuch) of the Company in relation to any Future Shares and to provide the Collateral Agent with a copy of such updated share register (Aktienbuch).

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(b)The Future Shares shall serve, and continue to serve, as first ranking security for any and all Secured Obligations, irrespective of the value of the Future Shares in relation to the Secured Obligations.
4.Shareholder Rights
1.Subscription Rights
(a)As long as the Collateral Agent has not delivered written notice to the Pledgor upon or after an Event of Default has occurred and is continuing, any Subscription Rights shall remain with the Pledgor. The Pledgor shall notify the Collateral Agent promptly of any grant of Subscription Rights.
(b)Upon the occurrence of an Event of Default which is continuing and at least concurrent written notice to the Pledgor, the Collateral Agent shall be entitled, but not obligated, to exercise the Subscription Rights, acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name of and on behalf of the other Pledgees and at its own discretion and the discretion of the other Pledgees.
2.Dividends
(a)As long as the Collateral Agent has not delivered written notice to the Pledgor upon or after an Event of Default has occurred and is continuing, the Pledgor shall be entitled to receive and retain all Dividends.
(b)Upon the occurrence of an Event of Default which is continuing and at least concurrent written notice to the Pledgor, the Collateral Agent and the other Pledgees shall be entitled to receive and retain all Dividends in relation to the Shares, including Dividends that were approved and became due but have not been paid out prior to the occurrence of such Event of Default which is continuing.
3.Voting Rights
(a)As long as the Collateral Agent has not delivered written notice to the Pledgor upon or after an Event of Default has occurred which is continuing, all Voting Rights remain with the Pledgor. The Pledgor shall exercise its Voting Rights in a manner that will not have an Adverse Effect and in accordance with this Agreement and the Finance Documents.
(b)Upon or after the occurrence of an Event of Default which is continuing and at least concurrent written notice to the Pledgor, the Pledgor shall no longer exercise its Voting Rights related to the Shares without the prior written consent of the Collateral Agent, acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name and on behalf of each of the other Pledgees. With effect as from the occurrence of an Event of Default which is continuing or failure by the Pledgor to comply with a further assurance or perfection obligation hereunder, the Pledgor hereby grants a power of attorney to the Collateral Agent, acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name and on behalf of each of the other Pledgees, to exercise the Voting Rights at its discretion and hereby

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undertakes to promptly (i) execute and issue any and all proxies in favor of the Collateral Agent and the other Pledgees and (ii) do all acts and things and permit all acts and things to be done which are necessary or expedient for the Collateral Agent or any other Pledgee to exercise the Voting Rights.
(c)Following an Event of Default, the Pledgor shall promptly upon request by the Collateral Agent send copies to the Collateral Agent of any notices received from the Company regarding shareholder's meetings and any resolutions passed, as necessary or desirable for purposes of this Clause 4.3, by the Pledgor in connection with the Shares and the Related Rights.
5.Representations and Warranties
Without prejudice and in addition to the representations and warranties under the other Finance Documents, the Pledgor hereby represents and warrants to each of the Pledgees that as of the date of this Agreement:
(a)this Agreement constitutes legal, valid and binding obligations of the Pledgor and, subject to the satisfaction of any applicable perfection requirements (i) creates an effective and perfected Pledge, and (ii) is enforceable against the Pledgor in accordance with its terms;
(b)no acknowledgements of debt (Schuldscheine) exist relating to the Related Rights;
(c)no agreements relating to the existing Pledged Assets have been made, and no shareholders' meeting or board meeting/written resolution of the board of the Company has been held or passed, is called for or planned in which resolutions were, or are proposed to be, passed or approved that could adversely affect the Pledge or any other right of the Collateral Agent or the other Pledgees under this Agreement;
(d)the Existing Shares do not constitute intermediated securities pursuant to the FISA;
(e)the Existing Shares are duly and validly issued by the Company, are fully paid and non-assessable and constitute all issued and outstanding shares of the Company;
(f)the Pledgor is the sole creditor and/or owner of the existing Pledged Assets, and the existing Pledged Assets are free and clear of any pledges, liens, encumbrances, or other interests or third party rights of any nature (whether in rem or in personam) other than the Pledge and the Canadian Security Documents;
(g)subject to the Pledge and the Canadian Security Documents, the Pledgor has not assigned, transferred or otherwise disposed of any of its rights, title and interest in the existing Pledged Assets;
(h)the Company has not created any conditional share capital or a capital band and has not granted any options for the acquisition of Shares;
(i)the Pledgor is in compliance with its obligations under articles 697j et seq. CO; and

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(j)Annex 1 (Details of Existing Shares) is accurate, complete and up-to-date as of the date hereof.
6.Undertakings
Subject to the terms of the Note and the Note Purchase Agreement, the Pledgor hereby undertakes for as long as the Pledge remains in effect:
(a)to promptly do all acts and things necessary to ensure that it remains registered as the shareholder of the Shares in the share register (Aktienbuch) of the Company;
(b)to ensure that no action is taken the effect of which would be any of the Shares becoming intermediated securities (Bucheffekten) pursuant to the FISA;
(c)not to take any action with respect to the Pledged Assets that would, taken as a whole, materially and adversely affect (i) any rights of the Pledgees under this Agreement or any other Finance Document or (ii) the validity and enforceability of the Pledge;
(d)to promptly deliver to the Collateral Agent any and all acknowledgements of debt (Schuldscheine) relating to the Related Rights;
(e)without the Collateral Agent's prior written consent, not to enter into any legal instrument relating to, or granting any form of security interest, lien, encumbrance or other interest or third party right over, or dispose of, transfer or assign the Pledged Assets, or take any other action having an Adverse Effect, in all cases except pursuant to the Canadian Security Documents;
(f)to exercise any and all subscription rights assigned to the Pledgor relating to the Shares and to take all such other actions as are necessary for the Pledgor to remain the owner of 100 per cent. of all shares and other equity securities in the Company; and
(g)without the Collateral Agent's prior written consent, not to take any action or vote in favor of any resolution with regard to the Company whereby:
(i)any dividend declaration, distribution or payment of Dividends would be unreasonably or materially altered;
(ii)the Company's legal form (inter alia, by merger (except in cases where the Company is the surviving entity), liquidation or transformation) or substance (e.g., by spin-off) would be modified or altered; or
(iii)the Company's articles of incorporation (Statuten) would be amended and such amendment would have an Adverse Effect (e.g., current corporate purpose provision would be materially amended, Existing Shares would be modified or altered, transferability of Shares would be restricted, voting proxies may only be granted to shareholders of the Company),

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provided that the foregoing undertakings shall not limit or restrict the Pledgor from taking any action which is permitted under the Finance Documents save if and to the extent that such action would affect the validity, ranking, priority, or enforceability of this Pledge.
7.Enforcement of Pledge
(a)In the event that an Event of Default has occurred which is continuing, the Collateral Agent, acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name of and on behalf of the other Pledgees, shall have the right, but not the obligation to enforce the Pledge, at its discretion, by either:
(i)private enforcement (Private Verwertung) including a discretionary sale (Freihandverkauf) or, to the extent permitted, acquire the Pledged Assets in its own name and on its own account (Selbsteintritt), in each case without regard to the provisions of the DEBA;
(ii)enforcement proceedings pursuant to the DEBA; or
(iii)enforcement proceedings pursuant to other applicable laws.
(b)In the course of private enforcement (Private Verwertung), the Collateral Agent, acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name and on behalf of the Pledgees, may either sell the Pledged Assets to a third party (Freihandverkauf) or acquire any and all or part of the Pledged Assets on its own or the Pledgees behalf (Selbsteintritt), in each case on arm's length terms. Furthermore, the Collateral Agent may in its sole discretion apply all Dividends and other monies arising from the Shares or Related Rights as though they were proceeds of an enforcement under this Agreement. The Collateral Agent, acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name and on behalf of the Pledgees, shall render an account to the Pledgor regarding the private enforcement.
(c)With regard to private enforcement (Private Verwertung), the Pledgor hereby authorizes the Collateral Agent to be its attorney and in the Pledgor's name and on its behalf to execute, deliver and perfect all documents and to do all things that are required or expedient in this respect.
(d)The Parties agree in advance that a sale according to article 130 DEBA (Freihandverkauf) shall be permissible.
(e)Failure by the Collateral Agent or by any other Pledgee to sell Pledged Assets or to exercise any right or remedy including the acceptance of partial or delinquent payments shall not result in any liability of the Collateral Agent or any other Pledgee and shall not prejudice any of the rights the Collateral Agent or any other Pledgee may have under this Agreement or any other Finance Document nor be a waiver of any obligation of the Pledgor hereunder and/or thereunder.

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(f)Notwithstanding the foregoing and notwithstanding the provision of article 41 DEBA, the Collateral Agent, acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name and on behalf of the Pledgees, is at liberty to institute or pursue the enforcement of the Secured Obligations pursuant to regular debt enforcement proceedings without having first realized the Pledge (waiver of the beneficium excussionis realis).
(g)The Collateral Agent shall be entitled to enforce the Pledge in full or in part only. Partial enforcement shall not affect the Pledge on the remaining Pledged Assets.
(h)The Pledgor hereby agrees that the Collateral Agent can instruct a third party to conduct the enforcement of the Pledge in its name and for its account.
8.Application of Proceeds
Any proceeds received by the Collateral Agent or any other Pledgee under this Agreement, in particular in connection with the enforcement of the Pledge, shall be applied towards satisfaction of the Secured Obligations in accordance with section 9(h) of the Note Purchase Agreement.
9.Waiver of Legal Subrogation and Non-Accessory Security Rights
If and to the extent the Secured Obligations are not only owed by the Pledgor but also by third parties, and if and to the extent the Pledgor satisfies the Secured Obligations in full or in part (including by enforcement of the Pledge), the following provisions shall apply:
(a)Until satisfaction of the Secured Obligations in full, the legal subrogation (gesetzlicher Forderungsübergang) pursuant to articles 110, 149 CO (or any other applicable provision) or under any other applicable law shall not apply. For the avoidance of doubt, the claim for indemnity (article 148 para. 2 CO) shall not be affected thereby.
(b)The Pledgor may request the transfer to it of non-accessory security rights (nicht-akzessorische Sicherungsrechte) which have not been provided by the Pledgor only upon satisfaction of the Secured Obligations in full and only if and to the extent the respective security provider has approved the transfer to the Pledgor.
10.Release of Pledge
(a)The Pledged Assets or, in case of a realization of (part of) the Pledged Assets, the remainder thereof, shall be released from the Pledge and returned to the Pledgor at the cost and risk of the Pledgor if and when (i) all Secured Obligations have been irrevocably paid and discharged in full and no further Secured Obligations are capable of arising in accordance with the terms of the Finance Documents, (ii) any other event occurs requiring a release of the Pledged Assets or (iii) as permitted by the Finance Documents.
(b)Neither of the Collateral Agent nor the Pledgees will make, and neither of them shall be deemed to have made, any representation or warranty, whether express or implied, with respect to any Pledged Assets released from the Pledge and returned to the Pledgor

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under this Clause 10, except that at the date of such release of the Pledged Assets from the Pledge, such Pledged Assets are free and clear of any third-party rights arising from the Collateral Agent's acts.
11.Role of Collateral Agent
(a)The Collateral Agent hereby confirms that each of the other Pledgees has appointed and each new Secured Party will appoint the Collateral Agent to act as its representative under and in connection with this Agreement pursuant to section 9(c) of the Note Purchase Agreement. In particular, each of the Pledgees has authorized, and each of the persons becoming a new Pledgee subsequent to this Agreement will authorize the Collateral Agent to exercise the rights, powers, authorities and discretions specifically given to the Collateral Agent under or in connection with this Agreement together with any other incidental rights, powers, authorities and discretions. The Pledgor acknowledges such rights and powers.
(a)The Collateral Agent performs its rights and obligations under this Agreement and exercises the rights and obligations of the Pledgees hereunder in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name of and on behalf of the other Pledgees as direct representative (direkter Stellvertreter) and any action with respect to this Agreement taken by the Collateral Agent shall be construed as binding upon the Collateral Agent and each of the other Pledgees.
12.Reinstatement
Where any discharge in respect of the Secured Obligations is made, in whole or in part, and any amount paid pursuant to any such discharge is avoided or reduced as a result of insolvency or any similar events, the respective Pledgees will have or continue to have a Secured Obligation and, in case the Pledged Assets have been released from the Pledge, the Pledgor shall undertake all actions that are necessary for the reinstatement of the Pledge, in particular the Pledgor shall redeliver the Pledged Assets to the Collateral Agent, including, for the avoidance of doubt, any proceeds from the disposal of and any other substitutes for the Pledged Assets. Such reinstatement shall, to the extent required, include a reinstatement of this Agreement and the Pledge shall continue as if there had been no discharge in respect of such Secured Obligations.
13.Duration; Independence
(b)The Pledge shall not cease to exist if the Secured Obligations have been discharged only partially or temporarily.
(c)This Agreement shall create a continuing Pledge and no change, amendment, restatement or supplement whatsoever in the Finance Documents or in any document or agreement related to any of the other Finance Documents shall affect the validity or the scope of this Agreement and the Pledge nor the obligations which are imposed on the Pledgor pursuant to it.

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(a)This Agreement and the Pledge are independent from any other security interest or guarantee which may have been or will be entered into for the benefit of the Collateral Agent or any other Pledgee. None of such other security interest or guarantee shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement or the Pledge.
14.General Provisions
1.No Waiver
No failure or delay by any Party in exercising any right, power or privilege granted under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
2.Notices
(a)All notices or other communications to be given under or in connection with this Agreement shall be made in writing and shall be delivered by hand, by registered mail (return receipt requested), by an internationally recognized courier, and with respect to notices or other communications addressed to the Collateral Agent, unless otherwise instructed by the Collateral Agent, by e-mail to the following addresses:
—if to the Collateral Agent to:

Address:	Glencore Canada Corporation, 100 King Street West Suite 6900 Toronto, ON, M5X 1E3, Canada
Email:	[XXX]
Attention:	Legal Department

with a copy to:
Address:	Glencore International AG Baarermattstrasse 3, 6340 Baar, Switzerland
Email:	[XXX]
Attention:	General Counsel

with a copy to:
Address:	Weil, Gotshal & Manges LLP 767 5th Avenue New York, NY 10153
Email:	[XXX]
Attention:	Justin Lee, Heather Emmel, David Avery-Gee, Nitin Konchady

—if to Pledgor to:

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Address:	Li-Cycle Holdings Corp., 207 Queens Quay West, Suite 590 Toronto, Ontario M5J 1A7, Canada
Email:	[XXX]
Attention:	Ajay Kochhar

with a copy to:
Address:	Freshfields Bruckhaus Deringer LLP 3 World Trade Center 175 Greenwich Street New York, New York 10007
Email:	[XXX]
Attention:	Andrea M. Basham, Allison R. Liff
or any substitute address or fax number as a party may notify to the other in accordance with the above by not less than five days' notice.
(b)Any notice to be given hereunder shall be given prior to the expiry of a term or deadline set forth in this Agreement or by applicable law, or the notice shall be deemed null and void. All notices, communications, documents or other information shall be effective upon receipt by the party to whom it is addressed irrespective of whether received prior to or after the expiry of such term or deadline (provided that the notice was timely and duly given in accordance with this Clause 14.2).
3.Entire Agreement
This Agreement, including the annex and any other documents referred to herein, constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof, and shall supersede all prior oral and written agreements or understandings of the Parties relating hereto. All references to this Agreement shall be deemed to include the annex hereto.
4.Amendments and Waivers
This Agreement (including this Clause 14.4) may only be modified or amended by a document signed by all Parties. Any provision contained in this Agreement may only be waived by a document signed by the Party waiving such provision.
5.Transfer of Rights and Obligations
(a)The Pledgor may not transfer or assign this Agreement or any rights or obligations hereunder without prior written consent of the Collateral Agent.
(b)The Pledgees may transfer and assign any rights hereunder in accordance with the Note Purchase Agreement without the consent of the Pledgor or any other person to any third party.
(c)Each new Secured Party which has become a party to the Note Purchase Agreement shall automatically become a party hereto (Vertragspartei), and thereby assume all

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Share Pledge Agreement
rights and obligations of the Pledgees, to the extent that an existing Secured Party has transferred all or parts of its rights and obligations under the Note Purchase Agreement to that new Secured Party, and with such accession hereto each such new Secured Party automatically accepts its representation by the Collateral Agent pursuant to Clause 11 (Role of Collateral Agent). In case of a complete transfer of all of an existing Secured Party's rights, benefits and obligations in accordance with the Note Purchase Agreement, that existing Secured Party shall cease to be a party to this Agreement. The Pledgor explicitly consents to such a transfer of a contractual position (Vertragsübernahme).
6.Severability
Should any part or provision of this Agreement be, be held, or become illegal, invalid or unenforceable in any respect by any competent arbitral tribunal, court, governmental or administrative authority having jurisdiction, the legality, validity or enforceability of the remaining provisions of this Agreement shall nonetheless remain legal, valid and enforceable and not in any way be affected or impaired. In such case, the Parties shall replace the illegal, invalid or unenforceable provision with such valid and enforceable provision which best reflects the commercial and legal purpose of the replaced provision and shall execute all agreements and documents required in this connection.
15.Governing Law and Jurisdiction
1.Governing Law
This Agreement and the Pledge (including matters as to the transfer and possession of any share certificates representing the Shares) shall be governed by and construed in accordance with the substantive laws of Switzerland.
2.Place of Jurisdiction
(a)The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to the Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be the city of Zurich, Switzerland.
(b)The Collateral Agent and each of the other Pledgees shall have the right to institute legal proceedings against the Pledgor before any other competent court or authority, in which case Swiss law shall nevertheless be applicable as provided in Clause 15.1.
(c)The Pledgor designates the Company as its representative for the service of judicial documents pursuant to article 140 of the Swiss Civil Procedure Code, and elects special domicile pursuant to article 50 DEBA at the registered seat of the Company.
[Signatures on next page]

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Pledgor: Li-Cycle Holdings Corp.

/s/ Ajay Kochhar____________
Ajay Kochhar President & Chief Executive Officer

Pledgees and Collateral Agent:

Glencore Canada Corporation
in its capacity as Collateral Agent under the Finance Documents, and acting in its own name and on its own behalf (including as creditor of the Parallel Debt) as well as in the name and on behalf of each of the other Pledgees as their direct representative (direkter Stellvertreter)

/s/ Adam Luckie______________

Name: Adam Luckie
Function: Authorised Signatory

Acknowledged and agreed by the Company Li-Cycle Europe AG
/s/ Elewout Steven J. Depicker        /s/ Udo Schleif__________________

Elewout Steven J. Depicker            Udo Schleif
Director                Director

[Signature page of the Share Pledge Agreement]

Share Pledge Agreement
Annex 1- Details of Existing Shares
[XXX]

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